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                                                                  Exhibit 10.9

                          TARRYTOWN SUBLEASE AGREEMENT

     THIS AGREEMENT, made as of the 13th day of July, 1988, between UNION CARBIDE CORPORATION, a New York corporation having offices at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001 (hereinafter called "Landlord"), and PROGENICS PHARMACEUTICALS, INC., a New York corporation having offices at 729 Seventh Avenue (12th Floor), New York, New York 10019 (hereinafter called "Tenant"),

                                  WITNESSETH:
                                  ----------

     WHEREAS, by lease dated December 31, 1985, as modified by amendments dated February 28, 1986, August 1, 1986 and March 21, 1988 (said lease, as amended, being hereinafter called the "Prime Lease"), Landlord has leased from Keren Limited Partnership (hereinafter called the "Overlandlord") certain space within the real property of Overlandlord situated along Saw Mill River Road, partly in the Town of Greenburgh and partly in the Town of Mount Pleasant, County of Westchester and State of New York, as more particularly identified in the Prime Lease (hereinafter called the "Site" ); and

     WHEREAS, Tenant wishes to sublease from Landlord certain office and laboratory space, consisting of approximately 3,804 rentable square feet, as more particularly shown in Exhibit A-1 attached hereto (hereinafter called the "Premises"), in the Silicones Building located upon the Site, as more particularly

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identified in Exhibit A-2 attached hereto (hereinafter called the "Silicones
Building"); and

     WHEREAS, Landlord is willing to sublease the Premises to Tenant upon the terms and conditions as set forth below;

     NOW, THEREFORE, in consideration of the rents reserved hereunder and the mutual undertakings hereinafter set forth, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1 - LEASED PREMISES

     1.1 Landlord hereby subleases to Tenant and Tenant hereby takes and hires from Landlord, upon and subject to the terms, covenants, conditions and provisions of this Agreement, the Premises and together with the right to use, in common with Landlord and other tenants of the Site, at Tenant's sole risk, (i) access roads, sidewalks and parking areas adjoining the Silicones Building; (ii) lobby, stairways, elevators, hallways, loading docks, lavatories, and other common areas of the Silicones Building; and (iii) one conference room within the Silicones Building, as designated from time to time by Landlord, subject to its right to schedule any use thereof. Any exercise of the aforesaid use rights shall be subject to the provisions of
Article 12 as though such facilities were part of the Premises and to any reasonable and non-discriminatory rules, regulations or restrictions promulgated from time to time by Landlord for the safety, security, convenience and operation of the Silicones Building or the Site.

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     1.2  Tenant's rights to the possession, occupation and use of the Premises shall be subject to Landlord's exception and reservation from the Premises of access and other necessary rights to operate, maintain and repair any utility or building systems servicing the Silicones Building, whether now existing or hereafter installed upon the Premises, including without limitation the right to maintain, repair, replace, change the size of and remove the same;
provided, however, that in exercising any such rights Landlord shall not unreasonably interfere with Tenant's use of the Premises and Landlord shall repair and replace the Premises to substantially the same condition existing prior to any exercise of Landlord's rights.

ARTICLE 2 - TERM OF LEASE

     2.1 The term of this Agreement shall commence on August 1, 1988 and shall expire on July 31, 1991, unless it is sooner terminated as otherwise provided herein. Prior to said commencement date, Tenant shall have the right to use any part of the Premises from which Landlord has removed its equipment, provided that any such use shall be subject to all of the terms, covenants, conditions and provisions of this Agreement, except the payment of rent.

     2.2 Tenant shall have the option to extend the term of this Agreement for one (1) period of three (3) years, commencing August 1, 1991, upon the same terms, covenants, conditions and provisions contained herein, except that there

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exercises said option by written notice given to Landlord not later than
March 31, 1991.

ARTICLE 3 - RENT

     3.1 Tenant shall pay to Landlord without notice or demand, in advance on the first day of each calendar month during the term hereof, without any setoff, counterclaim or deduction for any reason whatsoever, rent in the amount of Nine Thousand Five Hundred and Ten Dollars ($9,510.00).

     3.2 As of August 1, 1989 and each annual anniversary of said date during the term of this Agreement and any extension period, the rent as payable pursuant to Article 3.1 shall be revised and increased in the same proportion as the increase, if any, in the Consumer Price Index, All Urban Consumers, New York, New York - Northeastern New Jersey, All Items, issued by the United States Department of Labor, Bureau of Labor Statistics (hereinafter called the
"CPI") for June immediately preceding such date over the CPI for June, 1988, by multiplying the rent as set forth in Article 3.1 by a fraction, the denominator of which shall be the CPI for June 1988 and the numerator of which shall be the CPI for June immediately preceding such date. In no event shall the rent for any period as so adjusted be less than the rent for the immediately preceding period. If the CPI is revised or discontinued, Landlord shall substitute such other appropriate government shall be no further extension options, provided that Tenant

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index to obtain insofar as is practicable the same result as would have been obtained if the CPI had not been revised or discontinued.

     3.3 Upon the execution hereof, Tenant shall deliver to Landlord the rent for August 1988, together with Nineteen Thousand and Twenty Dollars ($19,020.00) as security for Tenant's full and faithful performance of its obligations under this Lease. In the event that Tenant fails to fulfill any such obligations, Landlord shall have the right to apply any or part of said security deposit against such obligation. Promptly under Landlord's demand, Tenant shall make any further deposits which may be necessary in order to replenish any part of the aforesaid security deposit so applied by Landlord. Upon the expiration of this Agreement, Landlord shall refund to Tenant the security deposit, without interest, less any deductions heretofore made hereunder.

ARTICLE 4 - USE

     4.1 Tenant may use and occupy the Premises for executive and sales office and pharmaceutical development purposes, involving protein chemistry, molecular genetics and cellular biophysics, and for any other lawful purpose incidental thereto, but for no other purpose. Notwithstanding the aforesaid, in no event shall Tenant (i) bring or use any AIDS viruses on the Premises or perform any confirmatory or

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conclusory testing of any drugs or other substances containing such viruses in connection therewith, (ii) keep any animals upon the Premises except appropriate facilities for laboratory mice (not exceeding 100 mice at anytime) in compliance with all governmental requirements or (iii) perform any work classified as more hazardous than NIH Biohazard Level 2 or without full compliance with applicable National Institutes of Health and Center for Disease Control (Atlanta) guidelines and recommended safeguards. Tenant shall not cause or permit any dangerous, harmful or unhealthful condition or nuisance to arise or be maintained in, at or on the Premises.

     4.2 In its occupation and use of the Premises, Tenant shall comply fully with all applicable local, State and Federal laws, ordinances, orders, directives, rules and regulations. Tenant shall not by reason of its use of the Premises at any time throughout the term of this Agreement violate or cause to be violated any laws, ordinances, orders, directives or rules or regulations of any local, State or Federal authorities having jurisdiction thereof and the reasonable rules and regulations of the carriers insuring the Premises, or the Board of Fire Underwriters or their equivalent, and such compliance and observation shall be at Tenant's sole cost and expense. Tenant shall indemnify and hold harmless Landlord from any

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claims, damages, loss, liability and obligation due to any violation of this
Article 4.2.

     4.3 Tenant shall not produce, generate, emit, treat, recycle, store or dispose of any hazardous or toxic materials, substances or wastes upon the Premises, except generation and storage of small quantities of hazardous wastes and the use of low level radioactive materials, all in accordance with applicable local, State and Federal requirements; provided, however, that any hazardous wastes shall not be stored upon the Premises for more than ninety
(90) days in any instance so that Tenant shall remain a ninety (90) days exempt generator.

     4.4 Tenant shall not dispose through the Site sewage system any hazardous or toxic substances, materials or wastes, as determined pursuant to Federal, State or local statutes, ordinances, regulations or restrictions, which violate any governmental restrictions imposed upon Landlord's sewage discharge or which Landlord or Overlandlord reasonably determines to be harmful to the Site sewage system. In any event, Tenant shall not dispose of any wastes in the Site sewer system, except in accordance with the restrictions and limitations set forth in Wastewater Discharge Permit No.
3927 dated May 15, 1987, issued by the County of Westchester Department of Environmental Facilities, and any amendments, modifications and replacements thereof.

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     4.5  Tenant shall not produce any toxic chemicals for commercial purposes upon the Premises and shall maintain in place at all times such procedures as may be required to remove from the Premises any toxic chemicals produced thereon in a manner which complies with all applicable governmental laws, ordinances and regulations.

     4.6 In its occupation and use of the Premises, Tenant shall comply at a minimum with any health, safety or operating regulations imposed by Landlord with respect to the Silicones Building and other areas of the Site under Landlord's control. Tenant shall be solely and exclusively liable to obtain any zoning or other local permits necessary for its use of the Premises.

     4.7 Landlord reserves the right (i) to require appropriate identification, including the wearing or possession of prescribed identification badges, at all times by employees, agents, contractors and invitees of Tenant upon the Premises; (ii) to restrict entry to the Premises during periods other than 7 a.m. to 6 p.m., Monday through Friday, except for laboratory or development work or pursuant to prior written request; and
(iii) to impose such other security measures as may be appropriate. Notwithstanding the aforesaid, Tenant shall remain solely and exclusively liable for the security and protection of any property, including confidential information

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and data, located upon the Premises; provided, however, that the parties shall cooperate to maintain security and confidentiality within the Silicones Building.

ARTICLE 5 - REPAIRS AND MAINTENANCE

     5.1 Tenant shall take good care of the Premises and, at its sole cost and expense, shall keep and maintain the interior of the Premises in a clean and orderly condition and perform all necessary or required maintenance and repairs thereto, except to the extent any condition is caused by the willful act or gross negligence of Landlord. Tenant shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Premises, or any overloading of the floors of the Premises.

     5.2 Except with respect to any damage or destruction arising out of the negligence or willful misconduct of Tenant, its employees, agents or contractors, Landlord shall make or cause Overlandlord to make all necessary repairs to the Premises and any Site utility systems servicing the same and shall perform any necessary snow removal.

ARTICLE 6 - ALTERATIONS

     6.1 Tenant shall not make, or permit to be made, any alterations, additions, installations, substitutions or improvements (hereinafter collectively called the "Alterations") in or to the Premises without on each occasion

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first obtaining the prior written consent of Landlord and Overlandlord, except for (a) minor non-structural changes, not exceeding Two Thousand Dollars ($2,000.00) in any instance, which will not reduce the value of the Silicones Building, adversely affect any utility systems, or impair the building structural integrity, and (b) addition of trade fixtures and equipment which do not damage the Premises. In performing any work upon the Premises; Tenant shall comply with all governmental requirements and shall cause its contractor to maintain builder's risk insurance and such other insurance (including, without limitation, worker's compensation insurance) as is then customarily maintained for such work, all with insurers licensed by the State of New York. Landlord shall not unreasonably withhold its consent to any non-structural Alterations.

     6.2 Any Alterations to the Premises performed pursuant to Article 6.1 shall become part of the Premises and shall not be removed or subsequently altered; provided, however, that Tenant shall retain title to, including the right, subject to the provisions of Article 8.2, to remove from the Premises at any time during the term hereof, any such trade fixtures or equipment used in Tenant's business which are not necessary for the structural integrity of the Silicones Building or the operation of the building utility systems.

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ARTICLE 7 - SERVICES AND TAXES

     7.1 Landlord shall cause Overlandlord to provide from 8 a.m. to 5 p.m., Monday through Friday, except Site holidays, heat, ventilation, air conditioning, electricity, water, compressed air and distilled water to the Premises (hereinafter individually and collectively called the "Services") and such Services at other times as may be necessary for laboratory or development work. Landlord shall furnish electricity to the Premises sufficient for normal lighting and operation of light office and laboratory equipment and in the event that Tenant uses any equipment having a heavy usage of electricity or otherwise consumes an excessive amount of electricity on a sustained basis, Landlord reserves the right to increase the rent set forth in Article 3.1 to reflect any increased power consumption as determined by a consultant mutually acceptable to the parties and to adjust such increase periodically in proportion to any electric rate increases.

     7.2 Landlord will provide the Services solely in conjunction with the demise of the Premises and as necessary in order to permit Tenant to enjoy the full use and occupation thereof. Tenant shall not make available or resell any Services delivered hereunder to any other party. The Services provided by Landlord shall not be deemed evidence that it is operating or holding itself out as a public utility or that it will make available the Services to any other party.

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     7.3  Landlord shall not be liable to Tenant for any claims, damages, loss or liability due to (i) Landlord's inability or failure to furnish any of the Services on account of any force majeure occurrence as described in
Article 21.1, (ii) any failure of Overlandlord's utility suppliers to provide adequate and reliable service which affects Landlord's ability to provide any of the Services, or (iii) any inability, interruption or curtailment of any of the Services due to equipment, labor or other problems which do not arise out of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. In no event shall Landlord be liable to Tenant for any special, indirect, incidental or consequential damages due to any inability, interruption or curtailment of any of the Services.

     7.4 Tenant shall reimburse Landlord, as they become due, for any taxes, excises or other governmental impositions payable by Landlord (other than those as measured by net income) which arise due to any payments of rent, additional rent or other amounts made hereunder.

     7.5 Tenant shall pay and discharge when due all income, business, Social Security and other taxes, levies, impositions and contributions required by any Federal, State or local authority applicable to Tenant's business conducted upon the Premises. Tenant shall indemnify and hold harmless Landlord

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from any liability for such taxes, levies, impositions and contributions.

     7.6  All payments required to be made by Tenant to Landlord under this
Article 7 shall be payable as additional rent within ten (10) days after written demand therefor and shall be payable even though the term hereof (including any extensions) has expired.

ARTICLE 8 - TERMINATION OF LEASE

     8.1 At the expiration or earlier termination of the term hereof, Tenant shall promptly vacate and yield up the Premises, broom clean and in the same condition of order and repair in which they are required to be kept throughout the term hereof, reasonable wear and tear excepted.

     8.2 Upon the termination of this Agreement, Tenant shall remove all personal property and any trade fixtures or equipment belonging to Tenant which it is permitted to remove pursuant to Article 6.2; provided, however, that in performing such work Tenant shall not impair the structural integrity or the utility systems of the Silicones Building and that in each instance Tenant repairs any damages to the Premises due to the installation or removal of such property. Any trade fixtures, equipment or other property of Tenant remaining upon the Premises at the expiration or termination of this Agreement shall be deemed abandoned and may be removed or otherwise

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disposed of by Landlord without any notice or liability or obligation to
Tenant, but Tenant shall remain liable to reimburse Landlord for the cost of performing any such work.

     8.3 Anything to the contrary contained herein notwithstanding, upon the expiration or other termination of this Agreement, Tenant shall remain liable at its sole expense: (i) to make any repairs to the Premises as required hereunder, (ii) to remove and dispose of properly any waste or other debris, and (iii) to eliminate any nuisances or dangerous, harmful or unhealthful conditions arising out of Tenant's use of the Premises or the removal of any property therefrom. In the event that Tenant does not promptly perform any such work as requested by Landlord, Tenant shall be liable to reimburse Landlord the cost of so doing.

     8.4 Upon the termination of this Agreement, Tenant shall deliver to Landlord a certificate executed by Tenant's chief executive officer confirming that Tenant has performed all necessary or appropriate decontamination procedures upon the Premises so that it will be fit for general use and occupancy without any exposure to conditions which could constitute a danger, threat or hazard of bodily injury, sickness or disease.

ARTICLE 9 - SIGNS AND PROPERTY LOSS

     9.1 Tenant may, subject to the prior written consent of the Landlord (which consent shall not be unreasonably withheld) and Overlandlord, install, at Tenants own cost and expense,

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such signs as it may require to identify Tenant's occupancy of the Premises.
Tenant shall be responsible to repair any damage to the Premises caused by such installation, and Tenant shall remove such signs at the expiration or other termination of the term hereof and repair any damage caused by such removal. Tenant shall fully comply with all requirements of law pertaining to installation and use of such signs.

     9.2 In no event shall Landlord be liable for any loss, theft, or destruction of any property located upon the Premises or any bodily injury, death, sickness or disease of any employees, agents, contractors or invitees of Tenant from any cause whatsoever, including without limitation, the leakage or escape of any steam, electricity, gas, water, sewage, compressed air or other utility service, the state of repair of the Plant Site or the Premises or any latent defect therein; and Tenant shall release and indemnify and hold harmless Landlord from all claims, damages, losses and liability of Tenant and its employees, agents, contractors and invitees on account of such matters, unless such matters are due to the willful act or gross negligence of Landlord.

ARTICLE 10 - INSPECTION BY LANDLORD

     10.1 During normal business hours upon reasonable notice and at any time in the event of emergency, Tenant shall permit Landlord and Overlandlord and the agents and contractors of Landlord and Overlandlord to enter the Premises for the purpose of (i) inspecting the same, (ii) showing the Premises to any

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prospective tenants or purchasers, or (iii) performing any work as provided under Article 10.2.

     10.2 Landlord, on behalf of itself and Overlandlord, reserves the right at any time to enter upon the Premises and to make any necessary repairs thereto, including without limitation any repairs to steam or utility lines, to maintain a fire watch for insurance purposes or to take any other actions as may be necessary or appropriate to eliminate any nuisances or any dangerous, harmful or unhealthful conditions existing thereon. The reservation of such rights shall not be deemed to be an acknowledgment of or imply any duty or obligation on the part of Landlord to perform any such actions, except where the obligation to do so is otherwise specifically set forth herein. Tenant shall be solely liable for the condition and upkeep of the Premises.

ARTICLE 11 - ASSIGNMENT AND SUB-LETTING

     11.1 Tenant shall not assign this Agreement, sublet all or any part of the Premises or grant any licenses or other third-party rights in or to the Premises, without the prior written consent of Landlord and Overlandlord. Any such assignment, sublease, license or other agreement made without such consent shall be void. Landlord shall not unreasonably withhold its consent to any assignment of this Agreement.

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ARTICLE 12 - INDEMNIFICATION AND INSURANCE

     12.1 Tenant hereby releases and shall indemnify and hold harmless Landlord from all claims, damages, loss and liability, including reasonable attorneys' fees, on account of any bodily injury, sickness, disease, death, property damage, contamination, pollution or environmental damage or condition arising out of the occupation, operation or use of the Premises or the adjoining streets, access roads, parking areas, passageways and loading docks by Tenant, its employees, agents, contractors, customers or invitees.

     12.2 It is understood that Tenant shall be responsible for obtaining or maintaining insurance coverage for any personal property or fixtures maintained upon the Premises. Tenant shall release and indemnify and hold harmless Landlord and Overlandlord from any claims, damages, loss or liability arising as a result of damage or destruction to such property or fixtures in the event of a fire or other occurrence or any other condition now existing or hereafter arising upon the Premises. Tenant shall obtain from its insurance carriers a waiver of the right of subrogation against Landlord for any loss or damage by fire or any other cause within the scope of said fire and extended coverage insurance policies. If after using its best efforts, Tenant is unable to obtain a waiver of subrogation from any of its insurers, it shall give written

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notice thereof to Landlord and shall have no further obligation with respect to obtaining a waiver of subrogation with respect to the applicable insurance policy until it is replaced.
      12.3 At its sole cost and expense, Tenant shall maintain and keep in effect throughout the term of this Agreement, insurance against claims for bodily injury (including sickness, disease and death) and property damage occurring upon, in or about the Premises and the adjoining streets, access roads, parking areas and passageways, under policies of comprehensive public liability insurance, including broad form contractual liability and automobile insurance, with limits of not less than THREE MILLION DOLLARS ($3,000,000) per occurrence for one (1) person, THREE MILLION DOLLARS ($3,000,000) per occurrence for two (2) or more persons, and THREE MILLION DOLLARS ($3,000,000) for property damage. The aforesaid minimum insurance limits shall in no way limit or diminish Tenant's liability to Landlord pursuant to Article 12.1.

     12.4 At its sole cost and expense, Tenant shall maintain and keep in effect during the term hereof worker's compensation and employer's liability insurance in the minimum amounts as required by law.

     12.5 Upon the execution hereof, Tenant shall furnish to Landlord certificates of insurance as evidence of the insurance coverage required under Articles 12.2, 12.3 and 12.4, and each

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such policy of insurance shall provide that it shall not be amended, modified or cancelled, except upon thirty (30) days' prior written notice to Landlord.

     12.6 In no event shall Landlord be liable to Tenant for any special, indirect, incidental or consequential damages on account of any default by Landlord under this Agreement or any claims, damages or losses of Tenant arising out of its possession, occupation, operation or use of the Premises.

ARTICLE 13 - DEFAULT

     13.1 Each of the following shall be deemed a default by Tenant and a breach of this Agreement:

          (a) (i) filing of a petition for adjudication as a bankrupt, or for reorganization, which is not dismissed within ninety (90) days or for an arrangement under any Federal or State statute;

             (ii) dissolution or liquidation of Tenant, without the transfer to and assumption by a financially responsible third-party of this Agreement;

            (iii) appointment of a permanent or temporary receiver or a permanent or temporary trustee of all or substantially all the property of Tenant;

             (iv) taking possession of the property of Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation; and

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              (v) making by Tenant of an assignment for the benefit of
     creditors.

If any event mentioned in this subdivision (a) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this Agreement upon twenty (20) days' prior written notice to Tenant and this Agreement shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of this Agreement.

         (b) (i) Default in the payment of the rent or additional rent herein reserved or any part thereof for a period of ten (10) days after receipt of written notice concerning such default.

             (ii) Default in the performance of any other covenant or condition of this Agreement on the part of Tenant to be performed for a period of twenty (20) days after written notice from Landlord specifying the nature of such default. For purposes of this subdivision (b)(ii), no default on the part of Tenant in performance of work required to be performed or acts to be done shall be deemed to exist if after receipt of the aforesaid notice Tenant diligently takes action to rectify the same and prosecutes such action to completion with reasonable diligence, subject, however, to unavoidable delays.

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     13.2  In case of any such default under Article 13.1(b) and at any time thereafter following the expiration of the respective grace periods above-mentioned, Landlord may serve a notice upon the Tenant electing to terminate this Agreement upon a specified date not less than ten (10) days after the date of serving such notice and this Agreement shall expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted and all rent and additional rent applicable to the balance of the term hereof shall thereupon become due and payable. However, a default under Article 13.1(b) shall be deemed waived if such default is cured before the date specified for termination in the notice of termination served on Tenant pursuant to this Article 13.2.

     13.3  In the event this Agreement shall be terminated pursuant to this
Article 13, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Premises, for any period equal to or greater or less than the remainder of the then current term for any sum which it may deem reasonable, to any Tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Premises as

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Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. However, in no event shall Landlord be under any obligation to relet the Premises, or to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent reserved in this Agreement.

     13.4 All remedies specified in this Article 13 shall be non-exclusive and Landlord's reliance upon such remedies shall not preclude it from availing itself of any other rights or remedies which it may have at law or in equity.

ARTICLE 14 - FIRE AND CASUALTY

     14.1 In the event of any fire or other casualty which damages or destroys less than fifty percent (50%) of the usable area of the Silicones Building, including any part of the Premises, then, upon receipt of insurance proceeds (whether or not the same are sufficient to pay for such repair and reconstruction) by Overlandlord or the denial of liability by its applicable insurer, Landlord shall cause Overlandlord to promptly repair and restore the Premises pursuant to the Prime Lease, and the rent and additional rent shall be equitably reduced as to such portion of the Premises which shall be untenantable or unfit for occupancy by Tenant in the conduct of its business, from the date of such destruction until the completion of such repairs and reconstruction.

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     14.2  In the event of any fire or other casualty which damages or destroys more than fifty percent (50%) of the usable area of the Silicones Building, including any part of the Premises, then (i) upon the receipt of insurance proceeds by Overlandlord or the denial of liability by its insurance carrier, Landlord shall seek to have Overlandlord promptly repair and restore the Silicones Building; and (ii) if Overlandlord fails or refuses to perform such work, Landlord shall have the right to cancel and terminate this Agreement by written notice given to Tenant within sixty (60) days after such casualty. If Landlord does not duly exercise such termination right, Landlord and Tenant shall cooperate in good faith to repair and restore such damage or destruction, including, without limitation, obtaining Overlandlord's approval for any repair or restoration work, and to the extent Overlandlord's insurance proceeds are not available. Tenant shall bear any costs associated with repair and restoration of the Premises.

     14.3 In the event that any repair or restoration work undertaken pursuant to Article 14.1 or 14.2 cannot be completed within ninety (90) days after the appliable casualty, and provided that (i) the Premises have been rendered substantially untenantable by such casualty, and (ii) said casualty has not arisen out of the willful act or negligence Of Tenant, its

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employees, agents or contractors, then Tenant shall have the right to cancel and terminate this Agreement by written notice given to Landlord within ten
(10) days after the expiration of the aforesaid ninety (90) day period.

     14.4 Except as otherwise specifically provided in this Article 14, in no event shall Landlord have any liability or obligation to Tenant with respect to the repair or restoration of the Premises or any other property of Tenant located upon the Premises due to any fire or other occurrence, nor shall any damage to or destruction of the Premises or the Silicones Building cause any reduction or abatement of rent or additional rent. In the event this Agreement is cancelled pursuant to Article 14.2 or 14.3, then Tenant shall remain obligated promptly to remove or eliminate any nuisance or dangerous, harmful or unhealthful condition then existing on or about the Premises due to its use thereof.

ARTICLE 15 - CONDEMNATION

     15.1 If due to any condemnation or taking by any public or quasi-public authority or other party having the right of eminent domain, more than fifty percent (50%) or more of the usable area of the Silicones Building is taken, then Landlord (including Overlandlord pursuant to the Prime Lease) or Tenant may terminate this Agreement by giving written notice to Tenant within forty-five (45) days after Landlord receives notice of such taking. Rent and additional rent shall be apportioned to the date title vests in the taking authority.

     15.2 In the event of any partial taking which does not cause a termination of this Agreement pursuant to Article 15.1, then the rent and additional rent shall abate in the same proportion that the area of the Premises taken bears to the area of the Premises prior to such condemnation.

     15.3 Subject to the rights of the holder of any first mortgage then encumbering the Silicones Building and the cooperation of Overlandlord, Landlord and Tenant shall be entitled to share any separate condemnation award for relocation and moving costs in the same proportion which the respective space taken controlled by each bears to the total rentable area of the Silicones Building.

ARTICLE 16 - RELATIONSHIP OF PARTIES

     16.1 The execution of this Agreement shall not be deemed to create a partnership, agency or other business relationship between Landlord and Tenant, other than the tenancy created hereunder, and Tenant shall be solely and exclusively liable for all claims, damages, losses, liabilities and obligations arising out of the conduct of its business upon the Premises, including the payment of all taxes with respect thereto.

ARTICLE 17 - NOTICES

     17.1 Any notices or communications required or permitted hereunder shall be deemed sufficiently given if sent by commercial courier service or United States Postal Service, certified mail, postage prepaid, return receipt requested, to the respective parties at the following addresses:

         if to Landlord:

                  Union Carbide Corporation
                  39 Old Ridgebury Road
                  Danbury, Connecticut 06817-0001
                  Attn: Director, Corporate Real Estate

         with a copy to:

                  Union Carbide Corporation
                  Saw Mill River Road
                  Tarrytown, New York 10591
                  Attn: Site Administrator

         if to Tenant:

                  Progenics Pharmaceuticals, Inc.
                  Saw Mill River Road
                  Tarrytown, New York 10591
                  Attn: President

         with a copy to:

                  Richard Ortoli, Esq.
                  Rubin & Bailin
                  575 Madison Avenue
                  New York, New York 10022

Either party may change the persons or addresses to which notice or other communications are to be sent to it by giving written notice of any such changes in the manner provided herein for giving notice.

ARTICLE 18 - COVENANT AGAINST LIENS; SUBORDINATION

     18.1 Tenant shall not encumber, or suffer or permit to be encumbered, the Premises, the Silicones Building or the Site by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Agreement in any way whatsoever. The violation of this Article shall be considered a breach of this Agreement. Within thirty (30) days after notice thereof, Tenant shall satisfy or otherwise caused to be removed of record any mechanic's, materialmen's or other lien or encumbrance filed against the Premises arising out of its occupancy and use thereof.

     18.2 This Agreement shall be subject and subordinate to the Prime Lease and all mortgages, now or hereafter affecting the Silicones Building or the underlying land (such lease and all of such mortgages being hereinafter collectively referred to as "Superior Mortgages"). Tenant shall execute and deliver any instrument confirming such subordination which Landlord or the holders of any Superior Mortgages reasonable request. Upon any termination of the Prime Lease, at the request of Overlandlord, Tenant shall attorney to and recognize Overlandlord as landlord hereunder. Except as otherwise provided in the immediately preceding sentence, any termination of the Prime Lease shall cause a simultaneous termination of this Agreement. Except in the event Landlord exercises its termination rights as provided in Articles 2.2, 14.1 or Article 15.1, Landlord shall not surrender or voluntarily terminate the Prime Lease and shall duly perform its obligations thereunder other than those obligations which Tenant is obligated to perform pursuant to this Agreement.

ARTICLE 19 - CONDITION OF PREMISES

     19.1 Tenant has inspected the Premises and accepts the same "as is," without any reliance upon any representation, warranty or guarantee, either express or implied, by Landlord, its employees or agents as to the condition or state of repair of the Premises, except as set forth in Article 19.3. For all purposes hereunder, the Premises shall include any furniture or equipment as identified in Exhibit B attached hereto.

     19.2 Except as otherwise specifically set forth herein, LANDLORD MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO
THE PREMISES OR ANY PROPERTY OR FIXTURES OF LANDLORD LOCATED THEREON. NO WARRANTY OR GUARANTEE SHALL BE IMPLIED OR OTHERWISE CREATED UNDER THE UNIFORM COMMERCIAL CODE (OTHER THAN THE WARRANTY OF TITLE AS PROVIDED UNDER THE
UNIFORM COMMERCIAL CODE) OR OTHERWISE AS TO THE PREMISES OR ANY PROPERTY OR FIXTURES OF LANDLORD LOCATED UPON THE PREMISES, INCLUDING, WITHOUT
LIMITATION, ANY WARRANTY OR MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     19.3 Tenant hereby ratifies and confirms that (i) the Silicones Building contains asbestos as more particularly disclosed in Exhibit C attached hereto, (ii) it is willing to accept and assume any risk of exposure to asbestos by its employees, agents, contractors, customers and invitees while they are in the Premises and/or the Silicones Building, and

(iii) it will release and indemnify and hold harmless Landlord from all claims, damages, loss and liability, including reasonable attorneys' fee, on account of any bodily injury, sickness, disease or death arising out of said exposure. Tenant shall have the right to cancel and terminate this Agreement within thirty (30) days from the date hereof upon presentation to Landlord of a certification from a duly qualified consultant that conditions within the Premises or the Building are not within the permissible exposure limits to asbestos of the Federal Occupational Health and Safety Administration.

ARTICLE 20 - TENANT'S CERTIFICATE

     20.1 Tenant shall, at any time and from time to time, within ten (10) days after Landlord's written request, execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this Agreement is in full force and effect, and if modified, stating the modifications and the dates to which the rent and additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Agreement and, if so, specifying each such default of which Tenant may have knowledge. Tenant shall be entitled to receive a similar certificate from Landlord according to the provisions of this Article 20.1, MUTATIS MUTANDIS.

ARTICLE 21 - FORCE MAJEURE

     21.1 Except for the obligations of Tenant to pay rent, additional rent and other charges as in this Agreement provided, the period of time during which Landlord or Tenant is prevented from performing any act required to be performed under this Agreement by reason of fire, flood, hurricanes, strikes, lock-outs or other industrial disturbances, explosions, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor, the act of default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, and which event makes performance hereunder commercially impracticable, shall be added to the time for performance of such act.

ARTICLE 22 - QUIET ENJOYMENT

     22.1 If and so long as Tenant shall pay the rent and additional rent reserved hereunder and shall perform and observe all the terms, covenants and conditions on the part of Tenant to be performed and observed, Landlord covenants that Tenant shall lawfully and quietly hold, occupy and enjoy the Premises, subject, however, to the provisions of this Agreement.

ARTICLE 23 - WAIVER

     23.1 No consent or waiver, express or implied, by Landlord to or of any breach or default in the performance by Tenant of Tenant's obligations hereunder shall be deemed or construed to be a consent or waiver of any other breach or default in the performance by Tenant of the same or any other obligations of Tenant hereunder. Failure on the part of Landlord to complain of any act or failure to act of Tenant or to declare Tenant in default, irrespective of how long such act or failure continues, shall not constitute a waiver by Landlord of its rights hereunder.

ARTICLE 24 - SUBSTITUTED SPACE; EXPANSION RIGHTS

     24.1 Landlord reserves the right, upon not less than thirty (30) days' prior written notice, to substitute for any part of the Premises other office or laboratory space within the Silicones Building having total rentable area equivalent to the total rentable area of that part of Premises so replaced and Landlord and Tenant shall promptly execute a suitable amendment to this Agreement modifying the Premises to reflect such substitution for all purposes hereunder. In no event shall any such substitution affect less than 2,000 rentable square feet of space or occur more than twice during the term of this Agreement, including any extension terms. Landlord shall bear any moving expenses, including without limitation telecommunications cost, associated with such substitution of space.

     24.2 Upon not less than sixty (60) days' prior written notice from Tenant to Landlord, given from time to time during the term hereof, including any extension periods, advising Landlord of the type and quantity of space required, Landlord shall designate, subject to availability, up to a cumulative total of 5,000 rentable square feet in the Silicones Building for future use by Tenant. By written notice to Landlord given within thirty (30) days after receipt of notice of such designation, and subject to the prompt execution of a suitable amendment to this Agreement, Tenant may sublease such designated space at the then effective rental rate hereunder and subject to all other terms, covenants, conditions and provisions of this Agreement.

ARTICLE 25 - BROKERAGE FEES

     25.1 Landlord and Tenant acknowledge that no real estate broker or agent or other party is entitled to any brokerage fee, commission or other compensation on account of this Agreement or any transaction contemplated hereunder. Tenant shall indemnify and hold harmless Landlord from all claims, damages, loss or liability of Landlord for any brokerage fee, commission or other compensation owing to any party claiming to represent Tenant hereunder. Landlord shall indemnify and hold harmless Tenant from all claims, damages, loss or liability of Tenant for any brokerage fee, commission or other compensation owing to any party claiming to represent Landlord hereunder.

ARTICLE 26 - CAPTIONS

     26.1 The captions of the Articles of this Agreement are for the convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

ARTICLE 27 - GOVERNING LAW

     27.1 The validity, interpretation and performance of this Agreement shall be governed according to the laws of the State of New York applicable to agreements made and to be performed entirely in that state, without reference to any conflict of laws rules or principles.

ARTICLE 28 - CONSENT OF OVERLANDLORD

     28.1 This Agreement shall not become effective unless and until Overland consents hereto and Landlord shall use reasonable, diligent efforts to obtain Overlandlord's consent; provided, however, that any such consent shall be deemed retroactive to the date hereof and that as between Landlord and Tenant this Agreement shall govern their respective rights and obligations for any period during which Tenant remains in possession of the Premises.

ARTICLE 29 - SERVICES

     29.1. Landlord, at its expense, shall furnish janitorial services commensurate with normal office use. Tenant shall reimburse Landlord, promptly upon demand, for any additional expense for janitorial services incurred by Landlord as a result of any neglect or unusual use of the Premises by Tenant.

     29.2. Landlord shall provide to Tenant and its employees, as applicable, those services as set forth in Exhibit D attached hereto (hereinafter called the "Miscellaneous Services"). Within ten (10) days after the presentation of an invoice therefor, Tenant shall reimburse Landlord for the Miscellaneous Services based upon the rates and charges set forth in Exhibit D. Landlord shall have no liability to Tenant or its employees with respect to the Miscellaneous Services furnished pursuant hereto and Tenant shall indemnify and hold harmless Landlord from any claims or damages of Tenant's employees arising out of their use of any of the Miscellaneous Services. Landlord reserves the right to cancel or terminate any of the Miscellaneous Services at any time upon thirty (30) days' prior written notice and in such event Landlord shall not be liable to Tenant for any claims of default, partial or constructive eviction or otherwise.

     29.3. Landlord shall make available to Tenant UNICOM telephone services in the Premises and Tenant shall reimburse Landlord within ten (10) days after presentation of an invoice therefor (including suitable documentation) for the cost of such services based upon the designated rental charges per instrument, actual unit charges for local, toll and other calls and applicable taxes.

     29.4. Landlord shall not be liable to Tenant for interruption or curtailment of any services to be furnished by Landlord under this Agreement, resulting partly or wholly from any cause beyond Landlord's reasonable control or by reason of repairs to or changes in the Silicones Building which Landlord is required to make or deems necessary.

ARTICLE 30 - ENTIRE AGREEMENT

     30.1 This Agreement contains all the promises, agreements, conditions and understandings between Landlord and Tenant with respect to the subleasing of the Premises and there are no promises, agreements, conditions or understandings, either written or oral, between them concerning the subleasing of the Premises other than as set forth herein. No amendment, modification or addition to this Agreement shall be effective unless it is contained in a written agreement executed by authorized representatives of both parties.

     30.2 The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                       UNION CARBIDE CORPORATION

                                       By /s/ J.N. Barton
                                          --------------------------------
                                       Title DIRECTOR GENERAL SERVICES
                                             -----------------------------

                                       PROGENICS PHARMACEUTICALS, INC.

                                       By /s/ Gerard M. Housey
                                          --------------------------------
                                       Title PRESIDENT
                                             -----------------------------

                                   EXHIBIT A-1

   The Premises shall consist of those offices and laboratories located upon the third floor in the Silicones Building as shown by striations on the diagram attached hereto.

                                   [FLOORPLAN]

                              Silicones Building
                                  Third Floor

                                   EXHIBIT A-2

                                     [MAP]

                                  EXHIBIT B

                           Furniture and Equipment

Three (3) desks
Three (3) desk chairs
Three (3) credenzas
Three (3) file cabinets
Six (6) arm chairs

                                 EXHIBIT C

                           Asbestos Disclosure

Silicones Building:

   Steam and hot water pipes are asbestos covered and pipes are encapsulated. All structural steel in the building is sprayed with asbestos insulation and not encapsulated, with some overspraying on concrete surface. In addition, in the Silicones Building many of the offices have a dropped ceiling consisting of one foot squares using styletone BHAF ceiling tiles. These ceiling tiles are solid but may have asbestos.

                                   EXHIBIT D

                            Miscellaneous Services

               Service                                   Charges
-------------------------------                          -------
Cafeteria (Breakfast and Lunch)              Published rates based on usage.

Porter and Maintenance                       Published rates based on usage.

Conference Dining                            Published rates based on usage.

Lobby Receptionist                           None.

Site Technical Library                       None.
(visiting privileges only)

                   Amendment of Sublease

   THIS AMENDMENT OF LEASE dated November 17, 1988, between UNION CARBIDE CORPORATION, a New York corporation having an office at 39 Old Ridgebury Road, Danbury, Connecticut
06817-0001 (the "Landlord"), and PROGENICS PHARMACEUTICALS,
INC., a New York corporation having an office at Old Saw Mill River Rd. P.O. Box #549 Tarrytown, NY 10591
(the "Tenant").

                           RECITALS

   1.  Reference is made to that certain Tarrytown Sublease
Agreement, dated as of July 13, 1988, between Landlord and Tenant (the "Sublease") (capitalized terms not otherwise defined herein have the meanings ascribed to them in the Sublease).

   2. Landlord and Tenant wish to amend the Sublease to lease additional space to Tenant for additional consideration all as provided in this Agreement.

                          AGREEMENT

   In consideration of the rent reserved hereunder and the mutual covenants and undertakings provided for herein Landlord and Tenant hereby agree as follows:

   1. ADDITIONAL LEASED SPACE. The Premises are hereby amended to comprise that space which is particularly identified on Exhibit A hereto.

   2. INCREASE IN RENT. The monthly rent payable by Tenant pursuant to Section 3.1 of the Sublease is hereby increased to Ten Thousand One Hundred Sixty-Five Dollars ($10,165.00).

   3. EFFECTIVE DATE OF THIS AGREEMENT. This Agreement shall become effective as of 12.01 a.m. on December 1, 1988, subject, however, to the granting by Overlandlord of its consent to this Agreement.

   4. RATIFICATION. As amended hereby, Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Sublease.

   IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

                           UNION CARBIDE CORPORATION

                           By: /s/ J.N. BARTON
                               -------------------------------

                           Name:   J.N. Barton
                                   ---------------------------

                           Title:  Director, General Services
                                   ---------------------------



                           PROGENICS PHARMACEUTICALS, INC.

                           By: /s/ Gerard M. Housey
                               -------------------------------

                           Name:   Gerard M. Housey
                                   ---------------------------

                           Title:  President
                                   ---------------------------

                            EXHIBIT A

   The Premises shall consist of those offices, laboratories and closet located on the third floor in the Silicones Building as shown by striations on the floor plan attached hereto and made a part hereof.

                             [Chart]

                            CONSENT

   Keren Limited Partnership, as landlord under that certain Lease, dated December 31, 1985 (as modified by amendments dated February 28, 1986, August 1, 1986 and March 21, 1988), between Keren Limited Partnership, as landlord, and Union Carbide Corporation, as tenant, hereby consents to all of the terms and provisions of that certain Amendment of Sublease, dated November 17, 1988, between Union Carbide Corporation, as landlord, and Progenics Pharmaceuticals, Inc., as tenant.

                               KEREN LIMITED PARTNERSHIP

                               By: /s/ R.F. Dwyer
                                   ---------------------------

                               Name:  R.F. Dwyer
                                      ------------------------

                               Title: Executive Vice President
                                      ------------------------

                        AMENDMENT OF SUBLEASE

   THIS AMENDMENT OF LEASE dated June 1, 1989, between UNION CARBIDE CORPORATION, a New York corporation having an office at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001 (the "Landlord"), and PROGENICS PHARMACEUTICALS, INC., a New York corporation having an office at Old Saw Mill River Road, P.O. Box 549, Tarrytown, New York 10591 (the "Tenant").

                             RECITALS

1.  Reference is made to that certain Tarrytown Sublease
    Agreement, dated as of July 13, 1988 (as modified by Amendment dated November 17, 1988) between Landlord and Tenant (the
    "Sublease") (capitalized terms not otherwise defined herein have the meanings ascribed to them in the Sublease).

2. Landlord and Tenant wish to amend the Sublease to lease additional space to Tenant for additional consideration all as provided in this Agreement.

                             AGREEMENT

   In consideration of the rent reserved hereunder and the mutual covenants and undertakings provided for herein, Landlord and Tenant hereby agree as follows:

1. ADDITIONAL LEASED SPACE. The Premises are hereby amended to comprise that space which is particularly identified on Exhibit A hereto (4,334 square feet).

2. INCREASE IN RENT. The monthly rent payable by Tenant pursuant to Section 3.1 of the Sublease is hereby increased to Ten Thousand Eight Hundred Thirty Five Dollars ($10,835) monthly.

3. EFFECTIVE DATE OF THIS AGREEMENT. This Agreement shall become effective as of 12:01 a.m. on June 1, 1989, subject, however, to the granting by Overlandlord of its consent to this Agreement.

4. RATIFICATION. As amended hereby, Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Sublease.

   IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

                          UNION CARBIDE CORPORATION

                          By: /s/ RONALD E. BAUMANN
                              -------------------------------

                          Name: Ronald E. Baumann

                          Title: Director, Corporate Real Estate


                          PROGENICS PHARMACEUTICALS, INC.

                          By: /s/ Gerard M. Housey
                              --------------------------------

                          Name: Gerard M. Housey

                          Title: President

                          EXHIBIT A

   The Premises shall consist of those offices, laboratories, and closet located on the third floor in the Silicones Building as shown by striations on the floor plan attached hereto and made a part hereof.

                       AMENDMENT OF SUBLEASE

                  UNION CARBIDE CORPORATION (Landlord)
               PROGENICS PHARMACEUTICALS, INC. (Tenant)


                              [Chart]

                            CONSENT

   Keren Limited Partnership, as landlord under that certain Lease dated December 31, 1985 (as modified by Amendments dated February 28, 1986; August 1, 1986; March 21, 1988; and August 1,
1988) between Keren Limited Partnership, as landlord, and Union Carbide Corporation, as tenant, hereby consents to all of the terms and provisions of that certain Amendment of Sublease, dated June 1, 1989, between Union Carbide Corporation, as landlord, and Progenics Pharmaceuticals, Inc., as tenant.

                             KEREN LIMITED PARTNERSHIP

                             By:
                                 -----------------------------

                             Name: J. P. Brierley

                             Title: Executive Vice President

                  THIRD AMENDMENT OF SUBLEASE

   THIS AMENDMENT OF SUBLEASE dated December 1, 1989, between
UNION CARBIDE CHEMICALS AND PLASTICS COMPANY INC. (formerly Union Carbide Corporation), a New York corporation having an office at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001 (the "Landlord"), and PROGENICS PHARMACEUTICALS, INC., a New York corporation having an office at Old Saw Mill River Road, P.O. Box 549, Tarrytown, New York 10591 (the "Tenant").

                            RECITALS

1. Reference is made to that certain Tarrytown Sublease Agreement, dated as of July 13, 1988, as modified by Amendment dated
   November 17, 1988 and June 1, 1989, between Landlord and Tenant (the "Sublease") (capitalized terms not otherwise defined herein have the meanings ascribed to them in the Sublease).

2. Landlord and Tenant wish to amend the Sublease to lease additional space to Tenant for additional consideration all as provided in this Amendment.

                            AGREEMENT

   In consideration of the rent reserved hereunder and the mutual covenants and undertakings provided for herein, Landlord and Tenant hereby amend the Sublease as follows:

1. ADDITIONAL LEASED SPACE. The Premises are hereby amended to include Laboratories #312 and #331, containing 1,720 square feet, in the Silicones Building as more particularly shown on Exhibit A attached hereto. Tenant shall use such space for storage purposes only.

2. EFFECTIVE DATE OF THIS AGREEMENT.    This Agreement shall
   become effective as of 12:01 a.m. on December 15, 1989, subject, however, to the granting by Overlandlord of its consent to this Amendment. Notwithstanding the lack of required consent, for any period during which Tenant remains in possession of the Premises, this Amendment shall be an effective agreement between Landlord and Tenant.

3. PARTIAL TERMINATION. Either party shall have the right to terminate the Sublease with respect to Laboratories #312 and

   #331 upon not less than forty-five (45) days' prior written notice to the other party. Upon the expiration of said notice period (the "Termination Date"), Tenant shall have no further rights with respect to Laboratories #312 and #331 and Landlord shall have the right to enter such laboratories, to take possession thereof, to remove Tenant's property therefrom and to dispose of such property at Tenant's expense, which shall be payable as additional rent under the Sublease.

4. SURRENDER. Prior to the Termination Date, Tenant shall vacate and surrender Laboratories #312 and #331 pursuant to the provision of Article 8 of the Sublease as though the Sublease had terminated and perform any necessary decontamination work pursuant to Section 8.4.

5. RATIFICATION. As amended hereby, Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Sublease.

   IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                        UNION CARBIDE CHEMICALS AND
                          PLASTICS COMPANY INC.

                        BY: /s/ RONALD E. BAUMANN
                            -------------------------------

                        NAME:  Ronald E. Baumann

                        TITLE: Director, Corporate Real Estate


                        PROGENICS PHARMACEUTICALS, INC.

                        BY: /s/ TERENCE C. BURNHAM
                            --------------------------------

                        NAME:  Terence C. Burnham

                        TITLE: Executive Vice President

                                                         "EXHIBIT A"

                                  THIRD
                           AMENDMENT OF SUBLEASE

                     UNION CARBIDE CORPORATION (Landlord)
                   PROGENICS PHARMACEUTICALS, INC. (Tenant)
                                December 1, 1989


                                    [Chart]

                FOURTH AMENDMENT OF SUBLEASE

   THIS AMENDMENT, made as of November 20, 1991, between UNION CARBIDE CHEMICALS AND PLASTICS COMPANY INC. (formerly Union Carbide Corporation), a New York corporation having an office at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001 ("Landlord"), and PROGENICS PHARMACEUTICALS, INC., a New York corporation having an office at Old Saw Mill River Road, P.O. Box 549, Tarrytown, New York 10591 ("Tenant").

                          RECITALS

   1. Reference is made to that certain Tarrytown Sublease Agreement dated as of July 13, 1988, as modified by Amendment of Sublease dated November 17, 1988, Second Amendment of Sublease dated June 1, 1989 and Third Amendment of Sublease dated December 1, 1989 (said sublease, as amended, being called the "Sublease") between Landlord and Tenant.

   2. Tenant has vacated and surrendered the laboratory space added to the Sublease under the Third Amendment.

   3. Landlord and Tenant wish to amend the Sublease to lease additional space to Tenant for additional consideration, all as provided in this Amendment.


                            AGREEMENT

   In consideration of the rent reserved hereunder and the mutual covenants and undertakings provided for herein, effective January 1, 1992, Landlord and Tenant hereby amend the Sublease as follows:

   1. ADDITIONAL LEASED SPACE. The Premises shall be enlarged to include the following space (approximately 5,759 rentable square feet), which space shall increase the area of the Premises to 10,093 total rentable square feet, and which space shall be used only for the purposes set forth below and in accordance with the further restrictions of Article 4 of the
Lease:

         (i)    Laboratories 311, 312, 331 and 333 on the Third
                Floor of the Silicones Building as shown on Exhibit A attached hereto, which shall be used for laboratory purposes.

        (ii) Office 320 on the Third Floor and Office 244, 246, 247, 251 and 255 on the Second Floor of the Silicones Building as shown on Exhibit A attached hereto, which shall be used for office purposes only.

It is understood and agreed that the additional lab and office space on the said Third Floor will be made available to Tenant effective January 1, 1992, and that the additional office space on the said Second Floor will be made available to Tenant effective April 1, 1992.

   2.    INCREASE IN RENT. The rent payable pursuant to
Article 3.1 of the Lease shall be increased effective April 1, 1992 by $16,917.06 so that as of said date $29,648.19 shall be payable as rent as of the first day of each month during the term hereof.

   3. OPTION TO EXTEND. Landlord hereby grants to Tenant the option to extend the term of the Lease for the Premises (as modified by this Fourth Amendment of Lease) for the period from

August 1, 1994 through December 30, 1997 upon the same terms and conditions as set forth in the Lease, as modified hereby, provided that (i) Tenant is not in default beyond the applicable cure period at the time it exercises said option, and (ii) Tenant exercises said option by written notice given to Landlord on or before April 1, 1994.

   4.    SUBSTITUTED SPACE; EXPANSION RIGHTS. Articles 24.1 and
24.2 are hereby deleted from the Lease.

   5. RELEASE. To the extent it may validly be able to do so, and without recourse against Landlord, Landlord hereby assigns to Tenant the benefit of Overlandlord's release as set forth in Paragraph 8(d) of the Prime Lease, subject, however, to the provisions thereof.

   6. LEASEHOLD IMPROVEMENTS. Tenant, at its sole cost and expense, shall have the right to make non-structural improvements and alterations to the Premises pursuant to
Article 6 of the Sublease.

   7. EFFECTIVENESS OF THIS AGREEMENT. This Amendment shall become effective as of 12:01 a.m. on January 1, 1992, subject, however, to Overlandlord's consent to this Amendment. Notwithstanding the lack of required consent, for any period during which Tenant remains in possession of the space added to the Premises under this Amendment, this Amendment shall be an effective agreement between Landlord and Tenant.

   8. RATIFICATION. As amended hereby, Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Sublease.

   IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                    UNION CARBIDE CHEMICALS AND
                    PLASTICS COMPANY INC.

                    By  /s/ R.E. BAUMANN
                       ---------------------------------
                       R.E. Baumann, Director,
                       Corporate Real Estate


                    PROGENICS PHARMACEUTICALS, INC.

                    By  /s/ TERENCE BURNHAM
                       ---------------------------------
                    Title  President
                           1/25/91
                                 - 4 -

                               EXHIBIT A


                                [Chart]

                               EXHIBIT A


                                [Chart]

                              CONSENT

   Keren Limited Partnership, as landlord under that certain Lease, dated December 31, 1985, as amended, between Keren Limited Partnership, as landlord, and Union Carbide Corporation (now Union Carbide Chemicals and Plastics Company Inc.), as tenant, hereby consents to all of the terms and provisions of that certain Fourth Amendment of Sublease, dated November 20, 1991, between Union Carbide Chemicals and Plastics Company Inc., as landlord, and Progenics Pharmaceuticals, Inc., as tenant.

                         KEREN LIMITED PARTNERSHIP

                         By:      NAME ILLEGIBLE
                             ------------------------------

                         Name:

                         Title: Executive Vice President

                      FIFTH AMENDMENT OF SUBLEASE

   THIS AMENDMENT, made as of June 9, 1994, between UNION
CARBIDE CHEMICALS AND PLASTICS COMPANY INC. (formerly Union Carbide Corporation), a New York corporation having an office at 39 Old Ridgebury Road, Danbury, Connecticut 06817 (hereinafter called "Landlord"), and PROGENICS PHARMACEUTICALS, INC., a New York corporation having an office at Old Saw Mill River Road, P.O. Box 549, Tarrytown, New York 10591 (hereinafter called "Tenant").

                             WITNESSETH;

   WHEREAS, Landlord and Tenant have executed a Tarrytown Sublease
Agreement dated July 13, 1988, as amended by Amendment of Sublease dated November 17, 1988, Second Amendment of Sublease dated June 1, 1989, Third Amendment of Sublease dated December 1, 1989, and Fourth Amendment of Sublease dated November 20, 1991 (said sublease, as amended, being hereinafter collectively called the "Sublease"); and

   WHEREAS, Tenant wishes to amend certain terms of the Sublease, and Landlord is agreeable thereto.

   NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Landlord and Tenant hereby amend and revise the Sublease as follows:

1. PREMISES
   Effective July 1, 1994 (the "Revision Date"), the Premises shall be revised and enlarged to a total of 22,925 rentable square feet, which Premises shall be defined to be only those areas in the Silicones Building described below, and which Premises shall be used only for the purposes set forth below and in accordance with the further restrictions of Article 4 of the
   Sublease:

   (a) 3rd floor North lab wing, comprised of 9,135 rentable square feet as outlined on Exhibit A attached hereto and made a part hereof, which shall be used for laboratory purposes.

   (b) 4th floor North lab wing, comprised of 9,135 rentable square feet as outlined on Exhibit A attached hereto and made a part hereof, which shall be used for laboratory purposes.

   (c) 4th floor office wing, comprised of 4,655 rentable square feet as outlined on Exhibit A attached hereto and made a part hereof, which shall be used for office purposes.

   Effective as of the Revision Date, Tenant shall surrender to Landlord the 2nd floor office space currently occupied by Tenant in accordance with the terms of the Sublease, including but not limited to Article 8, as though the Sublease had terminated with respect to such space.

   In the event that the Leasehold Improvements planned for the 4th floor office wing as described in paragraph 5 hereof have not been completed by July 1, 1994, the Revision Date and Tenant's obligation to pay Rent for such office space shall be postponed until the date that the 4th floor office wing has been so prepared for Tenant's occupancy.

2. TERM
   The Term of the Sublease shall be extended for an additional term of three
   (3) years and five (5) months, and shall now expire on December 30, 1997.

3. RENT
   Effective as of June 30, 1994, Article 3.1 of the Lease shall be deleted in its entirety and the following paragraph shall be inserted in its stead:

             "3.1 Tenant shall pay to Landlord without notice or demand, in advance on the first day of each calendar month during the term hereof, without any setoff, counterclaim or deduction for any reason whatsoever, rent in accordance with the schedule as set forth in Exhibit B attached to and made a part of the Fifth Amendment of Sublease."

4. RENT ESCALATION
   Effective as of June 30, 1994, Article 3.2 of the Lease shall be deemed null and void, and after such date Tenant shall have no liability or obligation to pay increases in Rent arising out of said Article, except for any such increases in Rent arising prior to June 30, 1994.

5. LEASEHOLD IMPROVEMENTS
   Landlord shall, at its expense, install leasehold improvements in the 4th floor office space as outlined on Exhibit A, including but not limited to new carpet and painting of all walls. Additionally, Landlord shall, at its expense, (i) paint the painted surfaces on the 4th floor North lab wing before Tenant's occupancy; (ii) paint the painted surfaces in the 3rd floor North lab wing as and when Tenant makes each room available and free of equipment and furniture to permit such painting; and (iii) provide the existing lab benches and hooded vents in the 4th floor North lab wing in good working order. Lastly, Landlord shall pay the reasonable expenses for the moving of Tenant's office furniture, equipment, data lines and telephone system from the 2nd floor of the building to the 4th floor office wing.

6. OPTION TO CANCEL FIFTH AMENDMENT
   In the event that Tenant has not, within ten (10) days after the date of this Fifth Amendment, executed with Keren Limited Partnership a suitable
   Option to Lease Agreement for Tenant's leasing of space at the Landmark at Eastview complex after January 1, 1998, then Tenant may cancel this Fifth Amendment by giving written notice of such cancellation to Landlord no later than fifteen (15) days after the date of this Fifth Amendment. The failure by Tenant to timely notify Landlord of Tenant's election to cancel the Fifth Amendment under the terms of this paragraph 6 shall result in Tenant's waiver of this option to cancel this Fifth Amendment.

   In the event that Tenant duly cancels this Fifth Amendment pursuant to the terms of this paragraph 6, then in such event (i) the Sublease shall continue in full force and effect in accordance with its current terms and conditions, and (ii) Tenant shall have the right to exercise the Option to Extend as provided for under paragraph 3 of the aforementioned Fourth Amendment of Sublease, provided Tenant so notifies Landlord in writing no later than twenty-five (25) days after the date of this Fifth Amendment.

7. DELETED ARTICLES
   Paragraph 3 (Option to Extend) of the aforementioned Fourth Amendment of Sublease, and paragraph 3 and 4 of the aforementioned Third
   Amendment of Sublease, shall be deleted in their entirety effective as of the date of this Fifth Amendment.

8. RIGHT OF FIRST REFUSAL

   Tenant shall have, during the Term of the Sublease and in accordance with the terms of this paragraph 8, the right of first refusal to sublease additional office or laboratory space (the "Additional Space") in the Silicones Building when and as any such space becomes available. Tenant's right to sublease Additional Space shall be subject to rights to sublease Additional Space granted to OSi Specialties, Inc. prior to the date of this Fifth Amendment.

   In the event Landlord receives an offer to sublease available space in the Silicones Building from a third party tenant, Landlord shall give Tenant written notice thereof and Tenant shall respond to Landlord in writing within ten (10) days from the receipt of Landlord's notice if Tenant wishes to sublease the subject available space. The failure by Tenant to timely notify Landlord of Tenant's election to so sublease Additional Space shall result in Tenant's waiver of its right to sublease that particular unit of available space.

    In the event Tenant so elects to sublease Additional Space under the terms of this paragraph 8, then in such event: (i) Tenant shall designate the commencement date for the subleasing of the Additional Space, which date shall not be later than sixty (60) days after the date of Tenant's notice hereunder, (ii) said Additional Space shall be subleased by Tenant in its "as-is" condition, (iii) said Additional Space shall be added to the Premises for the remaining term of the Sublease and shall be subleased by Tenant in accordance with the terms and conditions of the Sublease, with Rent for the enlarged Premises being proportionately increased based upon the square footage of the Additional Space using the Rent Rates listed on Exhibit B for the respective Periods of the Sublease term, and (iv) Tenant shall pay the reasonable costs for any refurbishments required for the Additional Space, and the costs of demising the Additional Space should such separation from other space be necessary.

9.  BROKERS
    Landlord and Tenant each represent and warrant that there were no real estate brokers or agents involved in this transaction. Tenant shall indemnify and hold harmless Landlord against any and all claims for real estate commissions or finder's fees from any real estate brokers, including but not limited to CB Commercial Real Estate Group, Inc., claiming to be involved with this transaction through the acts of Tenant.

10. OVERTIME AIR CONDITIONING
    With reference to Article 7.1 of Tenant's Tarrytown Sublease Agreement dated July 13, 1988, Landlord shall cause Overlandlord to provide, free of additional charge, heat, ventilation and air conditioning ("HVAC") to the 3rd and 4th floor lab space included in the Premises at the frequency of approximately twelve (12) air changes per hour from 7:00 a.m. to 8:00 p.m., Monday through Friday, except Site holidays (hereinafter called "Business Hours"), and at the frequency of approximately six (6) air changes per hour at all other times (hereinafter called "After-Hours"). In the event Tenant should request increased HVAC service to part or all of its lab space during After-Hours at a frequency of approximately twelve (12) air changes per hour, Tenant shall pay Landlord on a monthly basis the additional costs for such increased HVAC service to the affected lab space. Currently, the additional cost for such increased HVAC service is $0.00069/usable square foot/hour as indicated by the calculations outlined on Exhibit C attached hereto and made a part hereof. Landlord and Tenant acknowledge that this cost factor will vary from time to time dependent upon utility costs.

11. ENTIRE AGREEMENT
    Except as modified herein, all other terms and conditions of the Sublease shall remain in full force and effect. This Fifth Amendment shall be subject to the consent of Overlandlord. Notwithstanding the lack of required consent, for any period during which Tenant remains in possession of the Premises as revised under this Amendment, this Amendment shall be an effective agreement between Landlord and Tenant.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                         UNION CARBIDE CHEMICALS AND
                           PLASTICS COMPANY INC.

                         By  /s/ J.N. BARTON
                            -------------------------------
                            J.N. Barton
                            Director, General Services


                         PROGENICS PHARMACEUTICALS, INC.

                         By  /s/ ROBERT A. MCKINNEY
                            -------------------------------

                         Title  Vice President
                                ---------------------------

                                EXHIBIT B

                              RENT SCHEDULE

    Period              Rent Rate          Monthly Rent
    ------              ---------          ------------
7/1/94 - 7/31/94    Not Applicable        $40,640/month
8/1/94 - 6/30/95    $26.00/sq. ft./yr.    $49,671/month
7/1/95 - 6/30/96    $27.50/sq. ft./yr.    $52,537/month
7/1/96- 6/30/97     $28.50/sq. ft./yr.    $54,447/month
7/1/97-12/30/97     $30.00/sq. ft./yr     $57,313/month

                             EXHIBIT A

                              [Chart]

                             EXHIBIT A

                              [Chart]

                             EXHIBIT A

                              [Chart]

                              EXHIBIT C

ANNUAL HVAC COST FOR LABORATORY IN SILICONES BUILDING:

   $490,092.00    TOTAL SQ FT                              58,600 SQ FT

COST PER HOUR LABOR ONLY:

   DAYTIME - 12 CHANGES 5 DAYS 52 WEEKS 13 HOURS = 3,380 HRS

   NITETIME - 6 CHANGES 5 DAYS 52 WEEKS 11 HOURS + SATURDAY
   AND SUNDAY = 5,356 HRS

   $490,092.00 / (3,380 HRS X 2 *) + 5,356 HRS = $40.45/HR

   DAYTIME - $40.45 X 2 * = $80.90 PER HR

   NITETIME - $40.45/HR

COST PER SQUARE FOOT

   DAYTIME -        $80.90 / 58,600 SQ FT = $.00138 SQ FT./HR
   NITETIME -       $40.45 / 58,600 SQ FT = $.00069 SQ FT./HR

OCTANT COST PER HOUR

   5,825 SQ FT X $.00069 = S4.02 PER HOUR NITETIME
   5,825 SQ FT X $.00138 = $8.03 PER HOUR DAYTIME

* DAYTIME IS DOUBLE NITETIME FACTOR

OCTANT WITH NIGHT CUTBACK

DAYTIME -       3,380 HOURS X $8.03 =               $27,141.40
NITETIME        5,356 HOURS X $4.02 =               $21,531.12
                                                    ----------
                          HVAC COST =               $48,672.52 PER YEAR

OCTANT WITHOUT NIGHT CUTBACK

DAYTIME - 3,380 HOURS X $8.03 =                     $27,141.40

NITETIME - 5,356 HOURS X $8.03 =                    $43,008.68
                                                    ----------

                                                    $70,150.08 PER YEAR

                                                    $70,150.08
                                                    $48,672.52
                                                    ----------
                 ANNUAL DIFF.  =                    $21,477,56


                                                       Rev1 8/7/94

                         ACCEPTANCE OF PREMISES

SUBLESSEE:               PROGENICS PHARMACEUTICALS, INC.

SUBLESSOR:               UNION CARBIDE CORPORATION

SUBLEASE
 AMENDMENT DATE:         June 9, 1994

PREMISES:                Approximately 22,925 square feet of office and
                         laboratory space located on the 3rd and 4th floors of the Silicones Building, situated at the Landmark at Eastview complex in Greenburgh and Mount Pleasant, New York.

The above described Premises is hereby accepted by Sublessee under the terms of the Sublease Agreement, as amended, for occupancy and commencement effective July 1, 1994.

                                  PROGENICS PHARMACEUTICALS, INC.

                                  By:  /s/ ROBERT A. MCKINNEY
                                      ---------------------------

                                  Title:  Vice President
                                          -----------------------

                                  Date:  August 16, 1994
                                         ------------------------